Exhibit 10.84

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 26, 2005, by and among Path 1 Network Technologies Inc., a Delaware corporation (the “Company”), and the entities listed on Exhibit A hereto (each, a “Purchaser” and collectively, the “Purchasers”), for the purchase and sale by the Purchasers of shares of the Company’s Series B 7% Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Preferred Stock and Warrants

Section 1.1 Purchase and Sale of Preferred Stock and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and each Purchaser shall, severally but not jointly, purchase from the Company, shares of Preferred Stock (the “Shares”) and warrants to purchase shares of Common Stock (the “Warrants”), in each case, as set forth opposite each such Purchaser’s name on Exhibit A hereto, for an aggregate purchase price to the Company from all Purchasers of $2,575,000 (the “Purchase Price”), on the Closing Date (as defined in Section 1.2), 792,306 Shares, and 396,155 Warrants. The Company is issuing the Shares and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder. The Preferred Stock will be issued pursuant to the terms of a Certificate of Designations in the form of Exhibit D attached hereto and to be filed with the Secretary of State of Delaware (the “Certificate of Designations”), and will be convertible into shares of Common Stock (collectively, the “Conversion Shares”) in accordance with the Certificate of Designations.

Section 1.2 Closing. Provided, that all of the conditions set forth in Sections 4.1 and 4.2 hereof shall have been fulfilled or waived in accordance herewith, the closing of the sale to and purchase by each Purchaser of the Shares and Warrants contemplated by Section 1.1 (the “Closing”) shall take place at the offices of the Company located at 6215 Ferris Square, Suite 140, San Diego, California 92121 at noon, Pacific Time on a date (the “Closing Date”) which is three business days after Stockholder Approval (as defined below) has been granted; or at such other time and place or on such date as the Purchasers and the Company may agree upon, provided that the Company has complied with the requirements of the American Stock Exchange. At the Closing, the Company shall deliver to each Purchaser certificates evidencing the Shares and Warrants being purchased by it on the Closing Date which shall be registered in such Purchaser’s name as stated on Exhibit A hereto, against delivery to the Company of payment by certified check or wire transfer in an amount equal to that amount set forth opposite such Purchaser’s name on Exhibit A hereto under the heading “Dollar Amount of Investment at Closing”.

Section 1.3 Warrants. At the Closing, the Company shall issue to the Purchasers Warrants to purchase an aggregate of 396,155 shares of Common Stock (collectively, the “Warrant Shares”), in substantially the form attached hereto as Exhibit B. Such Warrants shall be exercisable for five (5) years from the date of issuance and shall have an initial exercise price equal to $3.25 per share.

Section 1.4 Other Purchasers. Pursuant to a Securities Purchase Agreement dated January 26, 2005 (the “Other Purchase Agreement”), the Company issued shares of its 7% Convertible Preferred Stock, par value $0.001 per share (the “Other Preferred Stock”) and warrants to purchase common stock (the “Other Warrants” and, together with the Other Preferred Stock, the “Other Securities”) at closings occurring on January 27, 2005 and February 18, 2005, respectively, to certain entities (the “Other Purchasers”).

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Shares and Warrants, the Company hereby makes the following representations and warranties to each Purchaser as of the date hereof, subject in each case to any exceptions identified in the Schedule of Exceptions attached hereto:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity, except as disclosed in Schedule 2.1(g). The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Company or its Subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the rights of a Purchaser or the performance by the Company of its obligations hereunder, under the Certificate of Designations or under the other Transaction Documents (as defined in Section 2.1(b) hereof).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement in the form of Exhibit E attached hereto (the “Registration Rights Agreement”), the Warrants, and all other agreements and documents contemplated hereby and thereby and executed by the

Company or to which the Company is party (collectively, the “Transaction Documents”), to execute, file and perform its obligations under the Certificate of Designations, and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents and the execution, filing and performance of its obligations under the Certificate of Designations by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as contemplated by Section 3.10, no further consent or authorization of the Company, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of March 31, 2005, are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company’s Common Stock and any other security of the Company have been duly and validly authorized and are fully paid and non-assessable. Except as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for the Other Purchase Agreement and related agreements, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind (a “Person”) with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to each Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”).

(d) Issuance of Securities. The Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares and Warrants shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders of Shares shall be entitled to all rights accorded to a holder of Preferred Stock pursuant to the Certificate of Designations. When the Conversion Shares are issued and paid for in accordance with the terms of the Certificate of Designations, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Warrant Shares are issued and paid for in accordance with the terms of the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the PIK Dividend Shares (as defined in the Certificate of Designations) are issued in accordance with the terms of the Certificate of Designations, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents and the execution, filing and performance of its obligations under the Certificate of Designations by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Certificate or Bylaws or any Subsidiary’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (i) or (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, to execute, file or perform any of its obligations under the Certificate of Designations, or issue and sell the Shares, the Warrants, the shares of Common Stock issuable upon conversion of the Shares (and such shares when issued), the shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) and the PIK Dividend Shares (collectively, the “Securities”) in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the “Commission”), the American Stock Exchange prior to or subsequent to the Closing, or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

(f) Commission Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). The Company has delivered or made available (through the SEC EDGAR website) to the Purchasers true and complete copies of the Commission Documents filed with the Commission since December 31, 2000. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of its filing, each Commission Document (taking into account any subsequent amending Commission Document filed before the date hereof) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (taking into account all restatements thereof in subsequent Commission Documents), the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements (taking into account all restatements thereof in subsequent Commission Documents) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each Person’s ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, “Subsidiary” shall mean any Person of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(h) No Material Adverse Change. Since September 30, 2004, the Company has not experienced or suffered any Material Adverse Effect.

(i) No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004 or incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since September 30, 2004, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

(j) No Undisclosed Events or Circumstances. Since September 30, 2004, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) any indebtedness for borrowed money in excess of $100,000, (B) any obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business) in excess of $100,000, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) any obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) any indebtedness in excess of $100,000 created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease with a present value in excess of $100,000, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(l) Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except as disclosed in the Commission Documents or such that, individually or in the aggregate, do not have a Material Adverse Effect. All leases to real and personal property of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

(n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes. The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p) Certain Fees. Except for Silverwood Partners LLC, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(q) Disclosure. To the best of the Company’s knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r) Intellectual Property. Each of the Company and the Subsidiaries owns or possesses valid licenses under all the Proprietary Rights owned by it and has no knowledge that such rights are in conflict with the rights of others. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. As of the date of this Agreement, there is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. From September 30, 2004 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice alleging that the operation of the business of the Company or any of its Subsidiaries infringes in any material respect upon the intellectual property rights of others. “Proprietary Rights” shall mean patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing.

(s) Environmental Compliance. The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Laws, the absence of which would have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. “Environmental Liabilities” means all liabilities of a Person (whether such liabilities are owed by such Person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

(t) Books and Records; Internal Accounting Controls. The books, records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(u) Material Agreements. Except for the Transaction Documents or the agreements that are included as exhibits to the Commission Documents filed prior to the date hereof, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission (collectively, “Material Agreements”) if the Company or any Subsidiary were registering securities under the Securities Act. The Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company’s knowledge, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of dividends on its Common Stock.

(v) Transactions with Affiliates. Except as disclosed in the Commission Documents filed prior to the date hereof, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers, on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any Person owning 5% or more of the capital stock of the Company or any Subsidiary or any member of the immediate family of such Person, officer, employee, consultant, director or 5% or greater stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

(w) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has sold or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x) Governmental Approvals. Except for the filing of any notice prior or subsequent to each Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the issuance or sale of the Shares and the Warrants, or for the execution, delivery or performance by the Company of its obligations under the Transaction Documents and under the Certificate of Designations.

(y) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Commission Documents filed prior to the date hereof, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary, which contract or agreement is required to be disclosed in such Commission Documents but which is not so disclosed. Since September 30, 2004, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(z) Absence of Certain Developments. Except as set forth in the Commission Documents filed prior to the date hereof, since September 30, 2004, neither the Company nor any Subsidiary has:

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto other than under the Company’s stock option/stock issuance plans;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such Subsidiary’s business;

(iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any Person except in the ordinary course of business or to the Purchasers or their representatives;

(vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $25,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) effected any two or more events of the foregoing kind which in the aggregate would cause a Material Adverse Effect; or

(xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa) Use of Proceeds. The proceeds from the sale of the Shares and the Warrants shall be used by the Company for working capital purposes only, and shall not be used to repay any outstanding Indebtedness or any loans to any officer, director, affiliate or insider of the Company.

(bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon each Closing will not be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would cause a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); provided that, if any Purchaser, or any Person that owns a beneficial interest in any Purchaser, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(dd) Delisting Notification. The Company has not received a delisting notification from the American Stock Exchange, and, to its knowledge, there are no existing facts or circumstances that could give rise to the delisting of the Common Stock from the American Stock Exchange.

(ee) Sarbanes-Oxley. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to it as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(ff) Form S-3. The Company is eligible to register the Conversion Shares and Warrant Shares for resale by each Purchaser on a registration statement on Form S-3 under the Securities Act. To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation, filing or effectiveness of such registration statement.

(gg) Acknowledgement of Dilution; Hedging Activities. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Shares and the issuance of Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, and that its obligation to issue Conversion Shares and Warrant Shares in accordance with the terms of the Certificate of Designations and Warrants, respectively, is unconditional regardless of the effect of any such dilution. The Company further acknowledges that (except to the extent otherwise expressly set forth herein) each Purchaser may enter into short sales and engage in other hedging activity with respect to the Shares, the underlying Conversion Shares and PIK Dividend Shares, the Warrants and the underlying Warrant Shares, and the Company hereby waives any claim against any Purchaser alleging that such activity constitutes a breach of such Purchaser’s contractual, legal or other obligations.

(hh) Key Employees. Each of the Company’s executive officers (as defined in Rule 501(f) of the Securities Act) (each, a “Key Employee”) is currently serving in the capacity indicated by his title. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company. No Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.

Section 2.2 Representations and Warranties and Covenants of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties as of the date hereof to the Company with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Standing of the Purchasers. If such Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Purchaser has the requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents to which is it is a party and to purchase the Shares and Warrants being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, members, managers or partners, as the case may be, is required. This Agreement has been duly executed and delivered by such Purchaser. Each of the Transaction Documents to which such Purchaser is a party constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Acquisition for Investment. Such Purchaser is purchasing the Shares and acquiring the Warrants (and would acquire the underlying Common Stock) solely for its own account for the purpose of investment and not with a view to or for sale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any Person; provided, however, that by making the representations herein and subject to Section 2.2(d) below, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to pledge any of the Securities for margin purposes and/or to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(d) Rule 144; Covenants Against Certain Sales. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement. Such Purchaser shall not, prior to the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Securities. Without limiting the generality of the foregoing, such Purchaser will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation, sell any of the Securities short “against the box”. In addition, whether or not then prohibited by law or regulation, such Purchaser shall not, prior to the later of the Closing Date or the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), directly, indirectly, publicly or privately sell (which term shall include any and all sales, whether short, short against the box, regular-way, or otherwise), agree to sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Securities or any Common Stock (whether or not derived from the Securities) or any derivative securities overlying Common Stock, nor solicit or encourage anyone else to do so, all to the extent that the effective price of such sale, etc. would be below $4.25 per share of Common Stock (subject to adjustment for stock splits, stock dividends and similar events). The covenant set forth in the immediately preceding sentence shall not apply after September 1, 2005.

(e) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Opportunities for Additional Information. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

(g) No General Solicitation. Such Purchaser acknowledges that to such Purchaser’s knowledge the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Accredited Investor. Such Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

ARTICLE III

Covenants

The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and its respective permitted assignees (and, where expressly so indicated,

the respective Purchasers severally and not jointly covenant with and for the benefit of the Company as follows).

Section 3.1 Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on or before the fourth Business Day immediately following the date on which this Agreement is executed and delivered by the parties hereto, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents (the “8-K Filing”). The Company acknowledges and agrees that, from and after the filing of the 8-K Filing with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Commission without the express written consent of such Purchaser. Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the American Stock Exchange. Notwithstanding the foregoing, the Company (i) shall provide each Purchaser with a reasonable opportunity to review and comment on the 8-K Filing, any press release related thereto and any other public disclosure related thereto prior to the filing or issuance thereof and (ii) except as required by applicable law shall not use the name of any Purchaser in the 8-K Filing or such press release or other public disclosure without the prior written consent of such Purchaser.

Section 3.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its best efforts to continue the listing or trading of its Common Stock on the American Stock Exchange or any successor (or equivalent, or better) market. The Company will promptly following the date of this Agreement file the “Listing Application” for, or in connection with, the issuance and delivery of the Conversion Shares, the Warrant Shares and the PIK Dividend Shares on the American Stock Exchange.

Section 3.3 Inspection Rights. In the event the Registration Statement is not effective or has been suspended, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own the Shares or Conversion Shares, or shall own Warrant Shares or the Warrants which, in the aggregate, represent more than two percent (2%) of the total combined voting power of all Company voting securities then outstanding, to (subject to an appropriate non-disclosure agreement) examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect, during the term of the Warrants, the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which, individually or in the aggregate, could have a Material Adverse Effect.

Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform under any Transaction Document or the Certificate of Designations.

Section 3.7 Preemptive Rights.

(a) Until the first anniversary of the Closing Date, the Company hereby grants to each Purchaser (but not its assigns) that (A) still owns Shares or Conversion Shares immediately prior to the issuance of the “New Securities” (as defined in Section 3.7(b)), (B) purchased Shares on the Closing Date, and (C) was not an officer or director of the Company as of the Closing Date (any such Purchaser, for such purpose, an “Eligible Purchaser”), a right (the “Preemptive Right”) to purchase all or any part of such Eligible Purchaser’s pro rata share of any New Securities that the Company may, from time to time, propose to sell and issue. The pro rata share for each Eligible Purchaser, for purposes of the Preemptive Right, is the ratio of (x) the number of shares of Common Stock then held or deemed to be held by such Eligible Purchaser immediately prior to the issuance of the New Securities (assuming the full conversion of the Shares and the full exercise of the Warrants), to (y) the total number of shares of Common Stock of the Company outstanding immediately prior to the issuance of the New Securities (after giving effect to the full conversion of the Shares and the full exercise of the Warrants).

(b) “New Securities” shall mean any Common Stock or Preferred Stock, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that “New Securities” does not include the following:

(i) shares of capital stock of the Company issued or issuable upon conversion or exercise of any currently outstanding securities or any New Securities issued in accordance with this Agreement (including the Conversion Shares and the Warrant Shares);

(ii) shares or options or warrants for Common Stock granted to officers, directors and employees of, and consultants to, the Company pursuant to stock option or purchase plans or other compensatory agreements approved by the Board of Directors;

(iii) shares of Common Stock or Preferred Stock issued in connection with any pro rata stock split, stock dividend (including PIK Dividend Shares) or recapitalization by the Company;

(iv) shares of capital stock, or options or warrants to purchase capital stock, issued to a strategic investor in connection with a strategic commercial agreement as determined by the Board of Directors;

(v) shares of capital stock, or options or warrants to purchase capital stock, issued to a state or federally chartered financial institution pursuant to a commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors;

(vi) shares of capital stock, or options or warrants to purchase capital stock, issued to another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity;

(vii) shares of capital stock issued in an underwritten public securities offering pursuant to a registration statement filed under the Securities Act (other than under a resale registration statement or a registration statement relating to an “equity line” financing);

(viii) shares of capital stock, or options or warrants to purchase capital stock, issued to current or prospective customers or suppliers of the Company approved by the Board of Directors as compensation or accommodation in lieu of other payment, compensation or accommodation to such customer or supplier;

(ix) shares of capital stock, or warrants to purchase capital stock, issued to any Person that provides services to the Company as compensation therefor pursuant to an agreement approved by the Board of Directors;

(x) shares of capital stock, or options or warrants to purchase capital stock, offered in a transaction where purchase of such securities by any Purchaser would cause such transaction to fail to comply with applicable federal or state securities laws or would cause an applicable registration or qualification exemption to fail to be available to the Company; provided, however, that this clause (x) shall apply only to the Purchaser or Purchasers who would cause any such failure, and not to any of the other Purchasers; and

(xi) securities issuable upon conversion or exercise of the securities set forth in paragraphs (i) – (x) above.

(c) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Eligible Purchaser written notice (the “Notice”) of its intention,

describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Eligible Purchaser shall have the lesser of (i) ten (10) Business Days, or (ii) the maximum amount of time that any other prospective third-party investor to which the Company proposes to issue such New Securities is given to determine whether such third-party investor wishes to participate in the purchase of such New Securities (such lesser time period, the “Determination Period”), after receipt of such Notice to agree to purchase all or any portion of its pro rata share of such New Securities at the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that any New Securities subject to the Preemptive Right are not purchased by the Eligible Purchaser within the Determination Period, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities that had been subject to the Preemptive Right shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities with respect to which the rights of the Purchaser were not exercised at a price and upon terms, including manner of payment, no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold all offered New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities, without first complying again with the procedures set forth in this Section 3.7.

Section 3.8 Reservation of Shares. The Company shall, on the Closing Date, have authorized and reserved for issuance to the Purchasers, and shall keep available at all times during which any Shares or Warrants are outstanding, a number of shares of Common Stock (the “Reserved Amount”) that, on the Closing Date, is not less than one hundred twenty-five percent (125%) of the sum of (A) the number of Conversion Shares issuable upon conversion of all of the Shares plus (B) the number of Warrant Shares issuable upon exercise of all of the Warrants, in each case without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Certificate of Designations or the Warrants. The Reserved Amount shall be allocated among the Purchasers on a pro rata basis in accordance with the number of shares of Common Stock issuable under each Purchaser’s Shares and Warrants. In the event that a Purchaser shall sell or otherwise transfer any of such Purchaser’s Shares or Warrants, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount allocated to any Purchaser or other Person which no longer holds any Shares or Warrants shall be reallocated to the remaining Purchasers on a pro rata basis. In the event that the Reserved Amount is insufficient at any time to cover one hundred five percent (105%) of the number of shares of Common Stock issuable under the Shares and the Warrants (without regard to any restriction on such conversion or exercise), the Company shall take such action (including without limitation holding a meeting of its stockholders) to increase the Reserved Amount to cover one hundred twenty-five percent (125%) of such number, such increase to be effective not later than the thirtieth (30th) day (or sixtieth (60th) day, in the event stockholder approval is required for such increase) following the Company’s receipt of written notice of such deficiency. While any Shares or Warrants are outstanding, the Company shall not reduce the Reserved Amount without obtaining the prior written consent of each Purchaser.

Section 3.9 Non-public Information. Neither the Company nor any of its officers or agents shall disclose any material non-public information about the Company to any Purchaser.

Section 3.10 Stockholders’ Meeting; Proxy Materials.

(a) The Company shall cause a special meeting of its stockholders to be duly called and held (or, alternatively, shall solicit the written consent of its stockholders) as soon as reasonably practicable after the date of this Agreement (but in no event later than June 25, 2005) for the purpose of voting on the approval of (i) the sale and issuance of the Other Securities to the Other Purchasers, (ii) the sale and issuance of the Securities to the Purchasers and (iii) an amendment of the Other Preferred Stock’s certificate of designations to (A) exempt the sale and issuance of the Securities to the Purchasers from the antidilution conversion price adjustment provisions thereof and (B) provide that if the conversion price of the Shares is adjusted pursuant to the special provisions of Section 7(j) of the Certificate of Designations, the same adjustment shall be applied to the conversion price of the Other Preferred Stock. The Board of Directors of the Company shall unconditionally recommend such approval by the stockholders of the Company (hereinafter, “Stockholder Approval”) and include in the Proxy Statement (as defined in subsection (b) immediately below) such recommendation and take all reasonable and lawful action to solicit and obtain Stockholder Approval.

(b) The Company (i) as promptly as reasonably practicable following the date of this Agreement, shall prepare and file with the Commission a proxy statement, together with a form of proxy, with respect to such stockholders’ meeting or consent solicitation (such proxy statement, together with any amendments thereof or supplements thereto, being called the “Proxy Statement”), (ii) shall use reasonable efforts to have the Proxy Statement cleared by the Commission as soon as reasonably practicable, if such clearance is required, and (iii) as soon as reasonably practicable thereafter, shall cause copies of such Proxy Statement and form of proxy to be mailed to its stockholders in accordance with the provisions of the Delaware General Corporation Law and the Exchange Act. The Proxy Statement and form of proxy shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. After the delivery to the Company’s stockholders of copies of the Proxy Statement and form of proxy, the Company shall use reasonable efforts to solicit proxies in connection with such stockholders’ meeting (or written consents) in favor of Stockholder Approval.

Section 3.11 Beneficial Ownership Restrictions.

(a) Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document (including, without limitation, the Warrants and the Certificate of Designations), at no time may a Purchaser convert or exercise a Security if the number of shares of Common Stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of Common Stock beneficially owned by such Purchaser at such time, would result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a Purchaser providing the Company with sixty-one (61) days notice (the “Waiver Notice”) that such Purchaser would like to waive this Section 3.11(a) with regard to any or all shares of Common Stock issuable upon conversion or exercise of any Security, this Section 3.11(a) shall be of no force or effect with regard to those Securities referenced in the Waiver Notice; provided, further, that any Purchaser may waive this

Section 3.11(a) by so indicating on the signature page to this Agreement, any such waiver to be effective on and as of the date of this Agreement.

(b) Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document (including, without limitation, the Warrants and the Certificate of Designations), at no time may a Purchaser convert or exercise a Security if the number of shares of Common Stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of Common Stock beneficially owned by such Purchaser at such time, would result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a Purchaser providing the Company with a Waiver Notice that such Purchaser would like to waive this Section 3.11(b) with regard to any or all shares of Common Stock issuable upon conversion or exercise of a Security, this Section 3.11(b) shall be of no force or effect with regard to those Securities referenced in the Waiver Notice.

Section 3.12 Capital Raising Limitation. From the date of this Agreement through the one hundred and eightieth (180th) day following the Effectiveness Date (as defined in the Registration Rights Agreement), and during any period after the Effectiveness Date in which the Registration Statement (as defined in the Registration Rights Agreement) is not effective and available for the resale of all Registrable Securities (as defined in the Registration Rights Agreement) then issued or issuable, the Company shall not issue, sell or exchange, or agree or obligate itself to issue, sell or exchange or reserve, agree to or set aside for issuance, sale or exchange, (1) any shares of Common Stock, (2) any other equity security of the Company, including without limitation shares of preferred stock, (3) any other security of the Company which by its terms is convertible into or exchangeable or exercisable for any equity security of the Company, or (4) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such security described in the foregoing clauses (1) through (3); provided, however, that the foregoing shall not apply to any of the following:

(i) shares of capital stock of the Company issued or issuable upon conversion or exercise of any currently outstanding securities or any New Securities issued in accordance with this Agreement (including the Conversion Shares and the Warrant Shares);

(ii) shares or options or warrants for Common Stock granted to officers, directors and employees of, and consultants to, the Company pursuant to stock option or purchase plans or other compensatory agreements approved by the Board of Directors;

(iii) shares of Common Stock or Preferred Stock issued in connection with any pro rata stock split, stock dividend (including PIK Dividend Shares) or recapitalization by the Company;

(iv) shares of capital stock, or options or warrants to purchase capital stock, issued to a strategic investor;

(v) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to a commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors;

(vi) shares of capital stock, or options or warrants to purchase capital stock, issued to another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity;

(vii) shares of capital stock issued in an underwritten public securities offering pursuant to a registration statement (other than a resale registration statement or a registration statement relating to an “equity line” financing) filed under the Securities Act;

(viii) shares of capital stock, or options or warrants to purchase capital stock, issued to current or prospective customers or suppliers of the Company approved by the Board of Directors as compensation or accommodation in lieu of other payment, compensation or accommodation to such customer or supplier;

(ix) shares of capital stock, or warrants to purchase capital stock, issued to any Person that provides services to the Company as compensation therefor pursuant to an agreement approved by the Board of Directors; and

(x) securities issuable upon conversion or exercise of the securities set forth in paragraphs (i) – (ix) above.

Section 3.13 Purchasers’ Covenant to Forbear from Certain Sales. Reference is made to Section 2.2(d) of this Agreement.

ARTICLE IV

Conditions

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares and Warrants on the Closing Date. The obligation hereunder of the Company to close and issue and sell the Shares and the Warrants to a Purchaser on the Closing Date is subject to the satisfaction by such Purchaser or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of such Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Shares and Warrants being purchased at the Closing shall have been delivered to the Company at the Closing.

(e) Delivery of Transaction Documents. The Transaction Documents to which such Purchaser is a party shall have been duly executed and delivered by such Purchaser to the Company.

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares and Warrants on the Closing Date. The obligation hereunder of each Purchaser to purchase the Shares and Warrants on the Closing Date to be purchased by it and to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion. The Company shall use commercially reasonable efforts to cause each such condition to be satisfied.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and in each of the other Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Company’s Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the American Stock Exchange, nor shall a banking moratorium have been declared either by the United States or California State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares and the Warrants being purchased on the Closing Date.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, unless by or at the behest of a Purchaser, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Opinion of Counsel, Etc. Each Purchaser shall have received an opinion of counsel to the Company, dated the Closing Date, in the form of Exhibit C hereto, and such other certificates and documents as such Purchaser or its counsel shall reasonably require incident to the Closing.

(g) Warrants and Shares. The Company shall have delivered to such Purchaser the originally executed Warrants (in such denominations as such Purchaser may request) and shall have delivered certificates representing the Shares (in such denominations as such Purchaser may request) being acquired by such Purchaser at the Closing.

(h) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the “Resolutions”).

(i) Certificate of Designations. The Company shall have filed with the Delaware Secretary of State the Certificate of Designations and provided each Purchaser with a file-stamped copy thereof.

(j) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Preferred Stock, solely for the purpose of effecting the issuance of the Shares, a number of shares of Preferred Stock equal to the aggregate number of the Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Shares and the exercise of the Warrants, a number of shares of Common Stock equal to 125% of the number of Conversion Shares and the number of Warrant Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants, respectively, without regard to any restrictions on such conversion or exercise.

(k) Secretary’s Certificate. The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith, and shall have attached the documents described in (i), (ii) and (iii) to such certificate.

(l) Officer’s Certificate. On the Closing Date, the Company shall have delivered to each Purchaser a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(m) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement to such Purchaser.

(n) Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

(o) Stockholder Approval. The Company shall have obtained, prior to June 25, 2005, (i) Stockholder Approval and (ii) a letter from the American Stock Exchange (or a written opinion delivered by outside legal counsel reasonably acceptable to such Purchaser) confirming that such approval satisfies the “20% rule” continued listing requirements of the American Stock Exchange.

(p) Waivers by Other Purchasers. The Company shall have delivered to such Purchaser the written waiver of each Other Purchaser to all anti-dilution and preemptive rights of such Other Purchaser arising under the Other Purchase Agreement, the related certificate of designations and the other Transaction Documents (as defined in the Other Purchase Agreement) as a result of the issuance of the Shares and the Warrants to the Purchasers; provided, that in the case of the Other Preferred Stock’s antidilution rights, it shall suffice if as part of the Stockholder Approval an amendment of the Other Preferred Stock’s certificate of designations to carve out the issuance of the Shares and the Warrants to the Purchasers is approved and the certificate of amendment of certificate of designations is filed with the Delaware Secretary of State before the Closing; and provided further, that even if not every Other Purchaser waives such preemptive rights, it shall suffice if in the aggregate the Other Purchasers who do not waive purchase no more than 61,500 shares of Preferred Stock and 30,750 Warrants by use of such rights.

(q) Key Employee Agreements. The Company shall have obtained the written agreement of each Key Employee to refrain from selling shares of Common Stock until the earlier to occur of (i) the date on which the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Commission and (ii) the termination of this Agreement.

ARTICLE V

Certificate Legend

Section 5.1 Legend; Transfer. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws), which legend shall not be considered an encumbrance for the purpose of Section 2.1(d):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR PATH 1 NETWORK TECHNOLOGIES INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to issue or, if already issued, reissue upon request certificates representing any of the Securities without the legend set forth above as long as (A) the resale or transfer of such Securities is registered pursuant to an effective registration statement, and the Purchaser certifies to the Company’s transfer agent (or, in the case of Common Stock which had not already been issued, to the Company) that the resale or transfer was effected via delivery of a prospectus pursuant to the registration statement and was in compliance with any applicable state securities or blue sky laws, (B) such Securities have been sold pursuant to Rule 144, and the Purchaser certifies to the Company that the shares were sold in compliance with and pursuant to Rule 144 and in compliance with any applicable state securities or blue sky laws, and the Company receives all other customary Rule 144-related documentation in a form reasonably acceptable to the Company in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision. If the Purchaser so requests, and the certification includes an express acknowledgment that the Company is relying on the certification and an express undertaking to return the certificate to the Company for legending if the certificate is not actually transferred to the buyer, the Company shall in the case of (A) or (B) issue or reissue such unlegended certificate in favor of the Purchaser.

In the case of transfers not in accordance with the foregoing, the Company will facilitate the delivery to the transferees of new certificates bearing such legend; provided, that where reasonably appropriate under the circumstances the Company may first require an opinion of counsel reasonably acceptable to the Company that the registration of such Securities is not required in connection with such proposed transfer.

The Company will use its reasonable best efforts to respond to any such request from a holder of Securities with respect to the removal of the legend from and/or the transfer of Securities under this Section 5.1 as soon as reasonably practicable, but in any event within five Business Days of receipt of such request. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to facilitate the Purchaser’s compliance with any applicable state securities or blue sky laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

ARTICLE VI

Termination

Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and each Purchaser.

Section 6.2 No Stockholder Approval. If Stockholder Approval has not been obtained by June 25, 2005, then any Purchaser (as to itself only) may unilaterally terminate this Agreement. If Stockholder Approval has not been obtained by September 1, 2005, then the Company may unilaterally terminate this Agreement.

Section 6.3 Failure to Satisfy Closing Conditions. In the event that the Company shall fail to satisfy any condition to Closing described in Section 4.2 hereof, each Purchaser shall have the right to unilaterally terminate this Agreement as to itself only. In the event that a Purchaser shall fail to satisfy any condition to Closing described in Section 4.1 hereof, the Company shall have the right to unilaterally terminate this Agreement as to such Purchaser only.

Section 6.4 Effect of Termination. In the event of termination by the Company or a Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement as between the Company and such Purchaser shall be terminated without further action by any party. If this Agreement is terminated as provided in this Article 6, this Agreement shall become void and of no further force and effect as between the Company and such Purchaser, and neither the Company nor such Purchaser, as against each other, shall have any liability or obligation other than under Article VII and Article VIII. Nothing in this Section 6.4 shall be deemed to release the Company or any Purchaser from any liability for any breach by it of any provision of this Agreement that occurs prior to any such termination.

ARTICLE VII

Indemnification

Section 7.1 General Indemnity. The Company agrees to indemnify and hold harmless each Purchaser (and its respective directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by each Purchaser or any such Person as a result of (a) any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon an actual breach of such Purchaser’s representation, warranties or covenants under the Transaction Documents or any conduct by such Purchaser which constitutes actual fraud, gross negligence, willful misconduct or malfeasance). Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, employees, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.

Section 7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VIII

Miscellaneous

Section 8.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided, however, that that the Company shall pay, at the execution and delivery of this Agreement by the Company, $15,000, and at the Closing, $10,000 to Castle Creek Technology Partners LLC (“Castle Creek”) in immediately available funds as reimbursement for expenses (including without limitation legal fees and expenses) incurred or to be incurred by it in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement, the Certificate of Designations and the other Transaction Documents. At the Closing, such $10,000 amount may be netted out of the Purchase Price payable by Castle Creek.

Section 8.2 Specific Enforcement; Consent to Jurisdiction.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement, the Certificate of Designations or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement, the Certificate of Designations or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The Company and each Purchaser (i) hereby irrevocably submit to the non-exclusive jurisdiction of a United States District Court sitting in the state of California and the courts of the state of California for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, the Warrants, the Certificate of Designations or any Transaction Document, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 8.3 Entire Agreement; Amendment. This Agreement, the Certificate of Designations and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, in the Certificate of Designations or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein; provided, however, that any non-disclosure agreement entered into by a Purchaser and the Company is not so superseded. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority in interest of the then-outstanding Registrable Securities, determined as though all Preferred Shares and Warrants then outstanding were converted or exercised in full (without regard to any restriction on such conversion or exercise), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding or to less than all the holders of the Warrants then outstanding, as the case may be. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares or Warrants, as the case may be.

Section 8.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., Pacific Time, on a Business Day, (ii) the first Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., Pacific Time, on any date and earlier than 11:59 p.m., Pacific Time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) actual receipt by the party to whom such notice is required to be given.

(x)	if to the Company:

Path 1 Network Technologies Inc.

6215 Ferris Square

Suite 140

San Diego, California 92121

Attention: Mr. John R. Zavoli, President & CEO

Telecopier: (858) 450-4203

with a copy to:

Heller Ehrman LLP

4350 La Jolla Village Drive, 7th Floor

San Diego, California 92122

Attention: Hayden Trubitt, Esq.

Telecopier: (858) 450-8499

(y)	if to any Purchaser:

At the address of such Purchaser set forth on Exhibit A to this Agreement.

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.

Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. After the Closing, the Purchasers, in compliance with all applicable securities laws, may assign the Shares, the Warrants and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than indemnified parties, as contemplated by Article VII).

Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 8.10 Survival. The representations, warranties and covenants of the Company and the Purchasers contained in this Agreement shall survive the execution and delivery hereof and the Closing.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered (including by facsimile and/or by photocopy) to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 8.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, would be valid, legal and enforceable to the maximum extent possible.

Section 8.13 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

Section 8.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser hereby agrees and acknowledges that it should, if it wishes counsel with respect to the preparation, negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents or the transactions contemplated thereunder, retain its own independent counsel with respect thereto.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or agents as of the date first above written.

PATH 1 NETWORK TECHNOLOGIES INC.

By:		/s/ JOHN R. ZAVOLI
	Name:	John R. Zavoli
	Title:	President & Chief Executive Officer

[Signatures of Purchasers follow on next pages.]

CASTLE CREEK TECHNOLOGY PARTNERS LLC

By:	Castle Creek Partners, LLC, Investment Manager

	By:	/s/ STEPHEN D. FRIEND
Stephen D. Friend, Managing Director

☐	Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). (initial here)

/s/ ROBERT R. BEARS, SR.
ROBERT R. BEARS, SR.

☐	Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). (initial here)

/s/ ROBERT R. BEARS, JR.
ROBERT R. BEARS, JR.

☐	Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). (initial here)

/s/ STEVEN R. SIMSON
STEVEN R. SIMPSON

☐	Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). (initial here)

/s/ CHRISTOPHER R. COPE
CHRISTOPHER R. COPE TTEE U/A DTD 11/22/1989

☐	Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). (initial here)

/s/ MARK ROSENBLOOM
MARK ROSENBLOOM

☐	Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). (initial here)

EXHIBIT A

LIST OF PURCHASERS

Names and Addresses of Purchasers	Dollar Amount of Investment at Closing	Number of Shares Purchased at Closing	Number of Warrants Purchased at Closing
Castle Creek Technology Partners LLC	$1,600,000	492,307	246,154

Robert R. Bears, Sr.	$325,000	100,000	50,000

Robert R. Bears, Jr.	$300,000	92,307	46,154

Steven R. Simpson	$150,000	46,154	23,077

Christopher R. Cope TTEE	$100,000	30,769	15,385

Mark Rosenbloom	$100,000	30,769	15,385

Totals	$2,575,000.00	792,306	396,155

A-1